Exhibit (d)(2)

COMMON STOCK                                 CUSIP 255251 10 0
PAR VALUE $.10                               See Reverse For Certain Definitions


                  DIVERSIFIED INCOME STRATEGIES PORTFOLIO, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

This certifies that

is the registered holder of

            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF Diversified Income Strategies Portfolio, Inc. transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation and of the By-Laws of the Corporation, and of all the amendments from time to time made thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

            Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                               President                         Secretary

Countersigned and Registered:

Transfer Agent and Registrar
Authorized Signature

                  DIVERSIFIED INCOME STRATEGIES PORTFOLIO, INC.

      The Corporation has the authority to issue stock of more than one class. A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each class to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent classes and series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common         UNIF GIFT MIN ACT--_______Custodian_______
                                                         (Cust)          (Minor)

TEN ENT--as tenants by the entireties  under Uniform Gifts to Minors Act _______
                                                                         (State)

JT TEN --as joint tenants with right
         of survivorship and not as
         tenants in common

     Additional abbreviations may also be used though not in the above list.

      For value received,................. hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

Please print or typewrite name and address including zip code of assignee

_________________________________________________________________________ Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:__________________

                                   Signature:___________________________________


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

            NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

      Signature Guaranteed:____________________________________

      Signatures must be guaranteed by an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.


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